U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 22, 2006

                           NEOMEDIA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                   0-21743                    36-3680347
  ---------------------        ---------------------      ---------------------
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
       Incorporation)                                       Identification No.)

 2201 SECOND STREET, SUITE 600,
     FORT MYERS, FLORIDA                                       33901
    ---------------------                              ---------------------
 (Address of Principal Executive                             (Zip Code)
              Offices)

                                 (239) - 337-3434
                               ---------------------
                              (Registrant's Telephone
                           Number, including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      | | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      | | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      | | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      | | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS



COMPLETION OF ACQUISITION OF SPONGE LIMITED

      On February 20, 2006, NeoMedia Technologies, Inc. ("NeoMedia) and Sponge Limited ("Sponge") of London (www.spongegroup.com) signed a definitive share purchase agreement under which NeoMedia acquired all of the outstanding shares of Sponge in exchange for (pound)3,450,000 (approximately $6 million) cash and (pound)6,550,000 (approximately $11.4 million) in shares of NeoMedia common stock. The (pound)6,550,000 stock portion of the purchase price is represented by 29,696,745 shares of NeoMedia common stock, calculated by dividing (pound)6,550,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 8, 2006. The agreement also calls for Sponge to earn an additional (pound)2,500,000 (approximately $4.4 million) in the form of NeoMedia common stock if, during the two-year period beginning at closing, the Sponge business earns in excess of (pound)1,300,000 (approximately $2.3 million) in net profits.

      On February 23, 2006, NeoMedia and Sponge completed the closing requirements and the acquisition became effective.

      Founded in 2001, Sponge has grown to become a U.K. market leader in providing mobile applications to agencies and media groups, and gain recognition as one of Europe's top independent developers of mobile applications and content. Today, Sponge counts more than 40 agencies, including WPP, Aegis and BBH, as clients, and supplies services for over 100 world-class brands, including Coca Cola(R), Heineken(R) and Diageo. Sponge also supplies a range of mobile services to media groups, including News International, Trinity Mirror, Endemol and IPC.


COMPLETION OF ACQUISITION OF 12SNAP AG.

      On February 10, 2006, NeoMedia and 12Snap AG ("12Snap") signed a definitive sale and purchase agreement under which NeoMedia acquired all of the outstanding shares of 12Snap in exchange for $2,500,000 cash and $19,500,000 in shares of NeoMedia common stock. The $19,500,000 cash portion of the purchase price is represented by 49,294,581 shares of NeoMedia common stock, calculated by dividing $19,500,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 9, 2006.

      On February 22, 2006, NeoMedia and 12Snap completed the closing requirements and the acquisition became effective.

      12snap AG is a non-public incorporated company headquartered in Munich with branches in Dusseldorf, New York, London, Milan, Stockholm and Vienna. As an expert in innovative marketing and entertainment for mobile phones, 12snap combines know-how in mobile applications, mobile loyalty and mobile marketing. In the mobile marketing space, 12snap creates and implements national and pan-European mobile marketing campaigns for international brands; its mobile loyalty business unit offers customer loyalty programs for companies and brands, and its mobile applications business unit is the center for development and software. 12snap sells and licenses a wide spectrum of mobile solutions to satisfy the demands of the current growing market and the new uses of the third mobile phone generation from dynamic video services and multiplayer games to personalized messaging applications. 12snap has 75 employees, and services to companies including McDonald's, MTV(R), Coca-Cola, Ferrero, Wella, adidas, Unilever and Gillette(R).




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COMPLETION OF ACQUISITION OF GAVITEC AG.

      On February 17, 2006, NeoMedia and Gavitec AG ("Gavitec") of Wurselen, Germany (www.gavitec.com) signed a definitive sale and purchase agreement under which NeoMedia acquired all of the outstanding shares of Gavitec in exchange for $1,800,000 cash and $5,400,000 in shares of NeoMedia common stock. The $5,400,000 stock portion of the purchase price is represented by 13,660,511 shares of NeoMedia common stock, calculated by dividing $5,400,000 by the volume-weighted average closing price of NeoMedia common stock for the ten days up to and including February 16, 2006.

      On February 23, 2006, NeoMedia and Gavitec completed the closing requirements and the acquisition became effective.

      Gavitec was founded in 1997 as a specialized provider and manufacturer of products and solutions for mobile marketing and mobile information technology. As a technology leader in code-reading systems and software for mobile applications, Gavitec offers its clients standardized or individual solutions in the areas of mobile marketing, mobile ticketing, mobile couponing, and mobile payment systems.








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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NeoMedia Technologies, Inc.
                                           -------------------------------------
                                           (Registrant)


Date: February 24, 2006                    By: /s/ Charles T. Jensen
      -----------------                        ---------------------------------
                                           Charles T. Jensen, President,
                                           Chief Executive Officer and Director









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